FIRST AMENDMENT dated as of September 24, 2001,
(this "Amendment") to the FIVE-YEAR CREDIT AGREEMENT dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Five-Year Credit Agreement"), among CROMPTON CORPORATION (formerly known as CK Witco Corporation) (the "Company"), the Eligible Subsidiaries referred to therein, the BANKS listed on the signature pages thereof, THE CHASE MANHATTAN BANK, as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and DEUTSCHE BANC ALEX.
BROWN INC. (formerly known as DEUTSCHE BANK
SECURITIES INC.), as the Co-Documentation Agents, and J.P. MORGAN SECURITIES INC., as Lead Arranger and Sole Bookrunner.

WHEREAS, the Company, the Eligible Subsidiaries, certain Banks, the Co-Documentation Agents, the Syndication Agent and the Administrative Agent are parties to the Five-Year Credit Agreement;

WHEREAS, pursuant to the Five-Year Credit Agreement, the Banks have agreed to make certain loans to the Company; and

WHEREAS, the Company has requested that certain provisions of the Five-Year Credit Agreement be modified in the manner provided in this Amendment by (i) amending the definitions set forth in Section 1.01 of the Five-Year Credit Agreement, (ii) deleting the references to the utilization fee in Section 2.08 of the Five-
Year Credit Agreement, (iii) amending the prepayment provisions set forth in Section 2.11 of the Five-Year Credit
Agreement, (iv) amending the representations and warranties set forth in Article 4 of the Five-Year Credit Agreement,
(v) amending Article 5 of the Five-Year Credit Agreement and
(vi) amending the Pricing Schedule attached to the Five-Year
Credit Agreement, all as provided below;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the undersigned Banks hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Five-Year Credit Agreement as amended hereby.

SECTION 2.  Amendment to Section 1.01.  Section 1.01 of the Five-
Year Credit Agreement is hereby amended by:

(a) replacing the definition of "364-Day Credit Agreement" in its entirety with the following:

'"364-Day Credit Agreement' means the 364-Day Credit Agreement dated as of October 28, 1999 as amended and restated on October 26, 2000 and September 24, 2001, among the Company, the eligible subsidiaries named therein, Citibank, N.A. as administrative agent, the banks named therein, The Chase Manhattan Bank, as syndication agent, and the co-documentation agents named therein, as may be further amended from time to time."

(b) replacing the definition of "Company" in its entirety with the following:

"'Company' means Crompton Corporation, a Delaware corporation, and its successors."

(c) adding the following defined terms in the correct alphabetical order:

"'Asset Sale' means the sale, transfer or other disposition (by way of merger or formation of a joint venture or otherwise) by the Company or any of the Subsidiaries to any person (other than a sale, transfer or other disposition to the Company or any Subsidiary) of (a) any capital stock of or other equity interest in any Subsidiary or (b) any other assets, whether real or personal and whether tangible or intangible, of the Company or any Subsidiary; provided that the following shall not be deemed to be "Asset Sales" for purposes of this Agreement: (i) any sale, transfer or other disposition of inventory in the ordinary course of business, (ii) sales of accounts receivable, (iii) any disposition of damaged, obsolete, surplus or worn out assets, in each case in the ordinary course of business, (iv) any asset sale described in clause (a) above resulting in Net Cash Proceeds not in excess of $10,000,000 and (v) any asset sale described in clause (b) above resulting in Net Cash Proceeds not in excess of $10,000,000.

'Company's 10-K Report' means the Company's annual report on Form
10-K as filed with the Securities and Exchange Commission.

'Company's 10-Q Report' means the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission.

'Long Term Incentive Plan'  means the Company's 1998 Long Term
Incentive Plan effective as of October 14, 1998, any replacement thereof and any additional long term incentive plan for its management, as such may be amended or supplemented from time to time.

'Net Cash Proceeds' means, with respect to any Asset Sale, the gross cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, less legal expenses, commissions, taxes and other fees and expenses reasonably incurred in connection therewith.

'Required Leverage Ratio' means the covenant level for the Leverage Ratio that the Company is required to meet in accordance with Section 5.07(a)."

SECTION 3.  Amendment to Section 2.08. Section 2.08 of the Five-
Year Credit Agreement is hereby amended by:

(a) replacing Section 2.08(c) of the Five-Year Credit Agreement in its entirety as follows:

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative
Agent.

(b) deleting the words "and utilization fees" from the penultimate sentence of Section 2.08(d).

SECTION 4.  Amendment to Section 2.11.  Section 2.11 of the Five-
Year Credit Agreement is hereby amended by adding a new clause
(f) at the end thereof as follows:

(f) In the event and on each occasion that the Company or any Subsidiary shall complete any Asset Sale, the Company shall, not later than the third Business Day following any receipt by the Company or any Subsidiary of Net Cash Proceeds with respect to such Asset Sale (i) prepay Total Debt in an amount equal to (A) if the Required Leverage Ratio is greater than
3.50 to 1.00, 100% of such Net Cash Proceeds and (B) if the Required Leverage Ratio is equal to or less than 3.50 to 1.00, 0% of such Net Cash Proceeds (ii) if the Required Leverage
Ratio is greater than 3.50 to 1.00, provide a certificate executed by a financial officer of the Company
(a) describing the asset sold, (b) setting forth the aggregate amount of Net Cash Proceeds received and the calculation thereof and (c) setting forth the application of such Net Cash Proceeds.

SECTION 5.  Amendments to Article 4.

(a) Section 4.04 of the Five-Year Credit Agreement is hereby replaced in its entirety as follows:

SECTION 4.04. Financial Information. (a) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2001 and the related consolidated statement of operations for the six months then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations for such periods.

(b) Since December 31, 2000, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

(c)  the Management Projections contained in the Confidential
Information Memorandum dated August 2001, relating to the credit facility hereunder, were prepared in good faith on the basis of assumptions believed to be reasonable at the time such assumptions were made.

(b) Section 4.05 of the Five-Year Credit Agreement is hereby replaced in its entirety as follows:

SECTION 4.05. Litigation. Except as disclosed in the Company's 10-K Report for the fiscal year ended December 31, 2000 as supplemented by the Company's 10-Q Report for the fiscal quarter ended March 31, 2001 and the Company's 10-Q Report for the fiscal quarter ended June 30, 2001, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of any Loan Document or the Notes.

(c) Section 4.07 of the Five-Year Credit Agreement is hereby replaced in its entirety as follows:

SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs
(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in the Company's 10-K Report for the fiscal year ended
December 31, 2000 as supplemented by the Company's 10-Q Report for the fiscal quarter ended March 31, 2001 and the Company's 10-Q Report for the fiscal quarter ended June 30, 2001, Environmental Laws are unlikely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 6.  Amendments to Article 5.

(a) Section 5.07(a) of the Five-Year Credit Agreement is hereby replaced in its entirety as follows:

(a) The Company will not permit the Leverage Ratio at any time during any period beginning on a date set forth below and ending on a date immediately preceding the next such date to be in excess of the ratio set forth below opposite such initial date:

Date                    Ratio
July 1, 2001          4.25 to 1.00
April 1, 2002         4.00 to 1.00
October 1, 2002       3.75 to 1.00
January 1, 2003       3.50 to 1.00

provided that, if the Company receives Net Cash Proceeds from Asset Sales after the date of this Amendment and Restatement in an aggregate amount (i) greater than or equal to $100,000,000 and less than $200,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to 1.00 and
(y) the appropriate covenant level as set forth above minus 0.25, (ii) greater than or equal to $200,000,000 and less than $300,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to 1.00 and (y) the appropriate covenant level as set forth above minus 0.50 and
(iii) greater than or equal to $300,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to
1.00 and (y) the appropriate covenant level as set forth above minus 0.75.

(b) Article 5 of the Five-Year Credit Agreement is hereby amended by adding the following language at the end of
Article 5:

SECTION 5.12.  Restricted Payments.  At any time when the
Required Leverage Ratio is greater than 3.50 to 1.00, the Company will not, and will not permit any of its Subsidiaries to, make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of any class of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company; provided that the Company shall be permitted to purchase shares of capital stock of the Company that may be required as a result of existing derivative contracts relating to the Company's Long Term Incentive Plan.

SECTION 7. Amendment to Pricing Schedule. The Pricing Schedule attached to the Five-Year Credit Agreement is hereby replaced in its entirety with the Pricing Schedule attached hereto.

SECTION 8.  Representations and Warranties.   To induce the other
parties hereto to enter into this Amendment, the Company hereby represents and warrants that, after giving effect to this
Amendment:

(a) The representations and warranties set forth in Article 4 of the Five-Year Credit Agreement, as amended by this Amendment, shall be deemed to have been repeated in this Amendment on and as of the date hereof, with all references to "this Agreement" being deemed to refer to the Five-Year Credit Agreement, as amended by this Amendment;

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

SECTION 9.  Amendment Fee.  The Company agrees to pay to the
Administrative Agent, for the account of each Bank that shall have executed and delivered to the Administrative Agent a counterpart of this Amendment a nonrefundable amendment fee equal to 0.125% of the aggregate amount of such Bank's Commitment, whether used or unused, on the date hereof, payable in immediately available funds.

SECTION 10.  Conditions to Effectiveness.   This Amendment shall
become effective on the date on which (i) the Syndication Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, the Required Banks and the Syndication Agent, (ii) the Administrative Agent shall have received the Amendment Fees payable to the Banks under Section 9 above and (iii) the Administrative Agent shall have received an opinion of John T. Ferguson II, Esq., General Counsel of the Company in form and substance acceptable to it.

SECTION 11. Amendment. On the date of effectiveness of this Amendment (which date is September 25, 2001) (the "Amendment Effective Date"), the Five-Year Credit Agreement is amended hereby. On and after the Amendment Effective Date, each reference in the Five-Year Credit Agreement to "this Agreement", "hereunder",
"herein", or words of like import shall mean and be a reference to the Five-Year Credit Agreement, as amended hereby.

SECTION 12. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks under the Five-Year Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit
Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit
Agreement or any other Loan Documents in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Five-Year
Credit Agreement specifically referred to herein.

SECTION 13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 14.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE
STATE OF NEW YORK.

SECTION 15. Headings. Section headings used herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 16. Five-Year Credit Agreement. Except as expressly amended hereby, the Five-Year Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

SECTION 17.  Expenses.  The Company shall reimburse the
Syndication Agent for its expenses in connection with this Amendment as separately agreed with the Syndication Agent, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore.

IN WITNESS WHEREOF, the Company, the Administrative Agent and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CROMPTON CORPORATION,


By
/s/  John R. Jepsen
Name:  John R. Jepsen
Title:  Vice President & Treasurer


By
/s/Peter Barna
Name: Peter Barna
Title:  Senior Vice President & Chief
Financial Officer


Each of the Subsidiary Guarantors hereby acknowledges receipt of, and consents to the terms of, this Amendment


CROMPTON MANUFACTURING COMPANY,
INC.,


By
/s/  John R. Jepsen
Name:  John R. Jepsen
Title:  Treasurer


CITIBANK, N.A., individually and as
Administrative Agent,


By
/s/  Carolyn A. Sheridan
Name:  Carolyn A. Sheridan
Title:  Managing Director

388 Greenwich Street, 21st Floor
New York, NY 10013


THE CHASE MANHATTAN BANK,

By
/s/  Stacey Haimes
Name: Stacey Haimes
Title:  Vice President

270 Park Avenue
New York, NY 10017


BANK OF AMERICA, N.A.,

By
/s/  Wendy J. Gorman
Name:  Wendy J. Gorman
Title:  Principal

335 Madison Avenue
New York, NY 10017


DEUTSCHE BANK AG NEW YORK BRANCH
a/o CAYMAN ISLANDS BRANCH,

By
/s/  Jean M. Hannigan
Name:  Jean M. Hannigan
Title:  Director

By
/s/  Stephanie Strohe
Name:  Stephanie Strohe
Title:  Vice President

31 W. 52nd Street
New York, NY 10019


MELLON BANK, N.A.,

By
/s/  Michael T. Anselmo
Name:  Michael T. Anselmo
Title: First Vice President

One Mellon Bank Center
Pittsburgh, PA 15258


ABN AMRO BANK N.V.,

By
/s/  David A. Mandell
Name:  David A. Mandell
Title:  Senior Vice President

By
/s/  Patricia Christy
Name:  Patricia Christy
Title:  Vice President

500 Park Avenue
New York, NY 10022


COMMERZBANK AG
NEW YORK AND GRAND CAYMAN
BRANCHES,

By
/s/  Robert J. Donohue
Name:  Robert J. Donohue
Title:  Senior Vice President

By
/s/  Robert S. Taylor, Jr.
Name:  Robert S. Taylor, Jr.
Title:  Senior Vice President


FOUR WINDS FUNDING CORPORATION,
as Designee,

By
/s/  Carl H. Jackson
Name:  Carl H. Jackson
Title:  Senior Vice President

By
/s/  James F. Ahern
Name:  James F. Ahern
Title:  Senior Vice President

Address:



BANK HAPOALIM B.M.

By
/s/  Shaun Breidbart
Name:  Shaun Breidbart
Title:  Vice President

By
/s/  Laura Anne Raffa
Name:  Laura Anne Raffa
Title:  Senior Vice President & Corporate
Manager

Address:  1177 Avenue of the Americas
New York, NY 10036


THE BANK OF NEW YORK,

By
/s/  Kenneth P. Sneider
Name:  Kenneth P. Sneider
Title:  Vice President

Address:  1 Wall Street, 22nd Floor
New York, NY 10286


FIRST UNION NATIONAL BANK,

By
/s/  Jorge A. Gonzalez
Name:  Jorge A. Gonzalez
Title:  Senior Vice President

301 W. College Street, TW-5
Charlotte, NC 28288-0760


FLEET NATIONAL BANK,

By
/s/  Esteban Arrondo
Name:  Esteban Arrondo
Title:  Vice President

1 Federal Street
Boston, MA 02110


BANK OF TOKYO-MITSUBISHI TRUST
COMPANY,

By
/s/  P. Donnelly
Name:  P. Donnelly
Title:  Vice President

1251 Avenue of the Americas
New York, NY 10020-1104


WESTDEUTSCHE LANDESBANK
GIROZENTRALE, NEW YORK BRANCH,

By
/s/  Barry S. Wadler
Name:  Barry S. Wadler
Title:  Associate Director

By
/s/  Lisa Walker
Name: Lisa Walker
Title:  Associate Director

1211 Avenue of the Americas
New York, NY 10036

THE BANK OF NOVA SCOTIA,

By
/s/  Todd Meller
Name:  Todd Meller
Title:  Managing Director

Address:  One Liberty Plaza
New York, NY 10006


BNP PARIBAS,

By
/s/  William Van Nostrand
Name:  William Van Nostrand
Title:  Director

By
/s/  Nanette Baudon
Name:  Nanette Baudon
Title:  Vice President

787 Seventh Avenue
New York, NY 10019



`BANCA NAZIONALE DEL LAVORO S.P.A. -
NEW YORK BRANCH,

By
/s/  Leonardo Valentini
Name:  Leonardo Valentini
Title:  First Vice President

By
/s/  Juan J. Cortes
Name:  Juan J. Cortes
Title:  Vice President

25 West 51st Street
New York, NY 10019


SUNTRUST BANK,

By
/s/  Todd Sheets
Name:  Todd Sheets
Title:  Assistant Vice President

711 Fifth Avenue, 16th Floor
New York, NY 10022



INTESABCI  NEW YORK BRANCH,

By
/s/  Frank Maffei
Name:  Frank Maffei
Title:  Vice President

By
/s/  J. Carlani
Name:  J. Carlani
Title:  Vice President

Address:  One William Street
New York, NY 10004


ING (U.S.) CAPITAL LLC,

By
/s/  Ludwig Hoogstoel
Name:  Ludwig Hoogstoel
Title:  By Power of Attorney

1325 Avenue of the Americas
8th Floor
New York, NY 10019



BANCA MONTE DEI PASCHI DI SIENA S.P.A.,

By
/s/  S.M. Sondak
Name:  S.M. Sondak
Title:  F.V.P. & Dep. General Manager

By
/s/  Brian R. Landy
Name:  Brian R. Landy
Title:  Vice President

55 East 59th Street
New York, NY 10022


PEOPLE'S BANK,

By
/s/  Frank D. Cory
Name:  Frank D. Cory
Title:  Vice President

350 Bedford Street
Stamford, CT 06901


HIBERNIA NATIONAL BANK,

By
/s/  Corwin Dupree
Name:  Corwin Dupree
Title:  Bank Officer

313 Carondelet Street
New Orleans, LA 70130

PRICING SCHEDULE

Each of "Facility Fee Rate", "Euro-Dollar Margin" and "CD Margin" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day as determined based on the ratings by Moody's and S&P:

Pricing  Level I Level II Level III Level IV Level V
Level    A-/A3   BBB+/    BBB/B     BBB-     <BBB-
                 Baal     aa2       /Baa3    /Baa3

Facility 0.100   0.125    0.150     0.200    0.250
Fee Rate     %       %        %         %        %

Euro-    0.575   0.625    0.725     1.050     1.375
Dollar       %       %        %         %         %
Margin

CD       1.825   1.875    1.975     2.300     2.625
Margin       %       %        %         %         %

Base     0.000    0.000    0.125    0.250     0.500
Rate         %        %        %        %         %
Margin



For purposes of this Schedule, the following terms have the following meanings:

"Moody's" means Moody's Investors Service, Inc.

"S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Pricing Level is the higher of the two ratings (e.g., A-/Baal results in Level
I Pricing) or, if the rating differ by more than one Level indicated above, the rating one above the lower of the two ratings; provided that if one of such ratings is below Level III, the Pricing Level will be based on the lower of such ratings.